Exhibit 10-17-iii

                            GENERAL AGENT CONTINGENT
                           PROFIT COMMISSION ADDENDUM




         This Addendum, effective January 1, 2001, made by and between Penn-America Insurance Company and Penn-Star Insurance Company (hereinafter collectively referred to as "Penn-America") and [[MANNAM]] (hereinafter referred to as "Agent"), supersedes and replaces, in its entirety, the General Agency Profit Sharing Addendum effective January 1, 1999 ("the 1999 Addendum"), by and between the parties hereto, and forms a part of the General Agency Agreement by and between Penn-America and Agent dated [[CNTDATE]], and any amendments thereto, as follows.

1. Agreement: It is agreed that as a reward to Agent for Agent's favorable underwriting results, Penn-America will pay to Agent, in addition to the commissions payable in accordance with the General Agency Agreement, a contingent profit commission based on the underwriting profits realized by Penn-America on the business written by Agent under the General Agency Agreement, except such business as is ineligible herein;

2. Ineligible Business: This Addendum shall not apply to premiums, losses and expenses applicable to the following businesses: (a) assigned risk;
         (b) umbrella policies; (c) that portion of any premiums, losses and expenses relating to a limit of liability in excess of $1 million, pursuant to Penn-America's Increased General Liability Limits Program;
         (d) personal and commercial automobile liability and physical damage; and (e) any business hereinafter deemed ineligible by Penn-America;

3. Contingent Profit Commission: If Agent meets the terms, conditions and qualifications set forth herein, Agent shall be entitled to a contingent profit commission, calculated as follows:

         a. By March 1 of the year following the contingent year, Penn-America shall perform the following calculation;

                  (1) Determine a combined ratio for all eligible business written by the Agent in the aggregate during the contingent year and two (2) immediately preceding calendar years. Said combined ratio shall be the sum of the "Loss and LAE (Loss Adjustment Expenses) Incurred Ratio", "Commissions and Filed Fees Ratio", "Premium Tax Ratio" and "Company Expense Ratio" during the contingent year and two (2) immediately preceding calendar years;

                  (2) Determine the growth rate in written premium between the contingent year and the immediately preceding calendar year;

                  (3) Apply the combined ratio and growth rate to the Contingent Profit Commission Table, attached hereto as "Exhibit 1", to determine the Contingent Profit Commission Rate Earned. Note: Final calculations subject to rounding to the nearest 10th and interpolation;

                  (4) Multiply the Contingent Profit Commission Rate Earned by earned premium for the contingent year to determine the contingent profit (year) commission;


         b.       All calculations are on a calendar year basis;

         c. An example of the above-stated calculation is attached hereto as "Exhibit 2";




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




4.       Payment Provisions:

         a. The contingent profit commission is paid, one hundred (100%) percent, by March 1 of the year following the contingent year;

         b. Payment shall be made 100% in cash, unless Agent notifies Penn-America in writing that it desires payment in Penn-America Group, Inc. (NYSE:PNG) common stock - in 25%, 50%, 75% or 100% increments;

         c. For purposes of payment in PNG common stock, the stock shall be valued as of the closing price of the stock on the New York Stock Exchange at the close of business on December 31st of the contingent year. If the New York Stock Exchange is not open on that date, the stock shall be valued on the same basis as of the close of business on the nearest previous business day on which the Stock Exchange was open;

         d. PNG stock distributed to Agent cannot be sold until August 1 of the year following the contingent year and will be leg ended accordingly;

         e. PNG stock will be delivered free of all commission and transaction costs. Agent is responsible for any commissions and/or transaction costs related to any disposition of said stock subsequent to delivery;

         f. The contingent profit commission may be subject to income tax. Agent should seek the advice of a personal tax advisor in this regard;

5. Qualifications: To qualify for a contingent profit commission under this Addendum, Agent recognizes that:

         a.       Agent must produce total minimum written premium of:

                  (1)      $500,000 as of December 31, 2001;

                  (2)      $750,000 as of December 31, 2002; and,

                  (3) $1 million as of December 31, 2003 and each succeeding December 31st calendar year thereafter;

         b. Agent must be in compliance with the General Agency Agreement between Penn-America and Agent;

         c. Agent must maintain Errors and Omissions coverage in conformity with Penn-America's standards for such coverage;

         d.       Penn-America's records and calculations are final;

         e. Any contingent profit commission earned may not be deducted by Agent from Agent's accounts current;

         f. Agent cannot pledge, assign, sell or otherwise alienate this Addendum without the prior written consent of an officer of Penn-America. Any purported or attempted assignment of this Addendum without such prior written consent shall not be binding on Penn-America.

6.       Amendment and Termination:

         a. This Addendum may be amended at any time by Penn-America by providing written notice to Agent of such amendment. To the


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

                  extent that Penn-America amends this Addendum on or before July 1 of a calendar year, said amendment shall be effective as of January 1 of said calendar year in which the amendment is made. To the extent that Penn-America amends this Addendum subsequent to July 1, said amendment shall not be effective until January 1 of the next succeeding calendar year;

(1) This Addendum may be terminated at any time in accordance with the termination provisions of the General Agency Agreement between the parties hereto, of which this Addendum forms a part;

(2) If Agent terminates the General Agency Agreement, and/or if this Addendum is terminated for cause, due to Agent's breach of the Addendum or General Agency Agreement or otherwise, Penn-America shall have no further obligation to Agent relative to alleged outstanding contingent profit commissions due under this Addendum;

(3) If this Addendum is terminated by Penn-America other than for cause, Penn-America will honor the Addendum relative to any payment(s) due only for the contingent year in which notice of termination is given, as well as for any previous contingent year for which any applicable contingent profit commission has not been paid;

7.       Definitions:

         a.       "Calendar year" = From January 1 to December 31;

         b. "Commissions and Filed Fees Ratio" = The sum of the actual amount of regular commissions generated on eligible business written by Agent in the calendar year, plus filed fees generated on admitted eligible business written by Agent in the calendar year, divided by written premium in that same calendar year;

         c. "Company Expense Ratio"= Penn-America's operating expenses, plus reinsurance costs [costs related to Loss and LAE (Loss Adjustment Expenses) Incurred in excess of $500,000 per occurrence, plus property catastrophic reinsurance costs] related to Agent's eligible business during a calendar year, divided by written premium in that same calendar year. Said expenses and costs are subject to change at any time based on Penn-America's reasonable determination and discretion;

         d. "Contingent year" = The calendar year on which an Agent's performance (which compares revenue growth and profitability over a period of prior calendar years - irrespective of whether or not Agent met the eligibility requirements in any of those prior calendar years) is measured for purposes of determining the contingent profit commission to be paid the following year;

         e. "Earned premium" = That portion of the written premium recognized as earned ratably during a calendar year;

         f. "Growth rate" = The difference between the contingent year and the immediately preceding calendar year written premium, divided by the immediately preceding calendar year written premium, expressed as a percentage;

         g. "Loss" = On eligible business, the losses paid during the calendar year, less net salvage recovered, plus the sum of the outstanding loss reserves at the end of the calendar year, minus the sum of the outstanding loss reserves at the end of the immediately preceding calendar year, plus the net change for the calendar year in reserves for incurred but not reported losses;



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

         h. "LAE (Loss Adjustment Expenses)" = The expenses of investigating and settling claims, including legal fees, internal and external adjustment expenses and other general expenses of administering the claims adjustment process, incurred during a calendar year;

         i. "Loss and LAE (Loss Adjustment Expenses) Incurred" = The sum of Loss and LAE (Loss Adjustment Expenses) incurred in a calendar year, subject to a maximum limit of $500,000 per occurrence;

         j. "Loss and LAE (Loss Adjustment Expenses) Incurred Ratio" = The total Loss and LAE (Loss Adjustment Expenses) Incurred in the calendar year, divided by earned premium for that same calendar year;

         k. "Premium Tax Ratio" = The actual amount of premium taxes incurred by Penn-America relating to eligible business written by Agent in a calendar year, divided by written premium for that same calendar year;

         l. "Written premium" = Gross premium written, less policy returns and cancellations, less ineligible business in a calendar year.

         This Addendum constitutes the entire and exclusive agreement between Penn-America and Agent relative to contingent profit commissions and supersedes and replaces any and all prior or contemporaneous agreements, representations, and understandings, written and/or oral, on this subject. The undersigned signatories hereby warrant that they have full power and authority to execute this Addendum on behalf of the respective parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as follows:

PENN-AMERICA INSURANCE COMPANY                [[MANNAM]]
PENN-STAR INSURANCE COMPANY



By:                                           By:
   ---------------------------                   -----------------------------
         Jon S. Saltzman                     [[PRNNAM]]
         President & CEO                     [[PRNTIT]]








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

                                                    PENN-AMERICA INSURANCE GROUP
                                                 CONTINGENT PROFIT COMMISSION TABLE



------------------------------------------------------------------------------------------------------------------------------------
                                                    Percentage Change in Written Premium Over Prior Year
                   -----------------------------------------------------------------------------------------------------------------
Combined Ratio     -15.0% or Greater           -14.9% to -5.0%         -4.9% to 4.9%        5.0% to 14.9%         15% or Greater
------------------------------------------------------------------------------------------------------------------------------------

     100                0.00%                     0.00%                  0.00%                0.00%                  0.00%
      99                0.00%                     0.00%                  0.00%                0.00%                  0.00%
      98                0.00%                     0.00%                  0.50%                0.63%                  0.75%
      97                0.00%                     0.00%                  0.75%                0.94%                  1.13%
      96                0.32%                     0.77%                  0.90%                1.13%                  1.35%
      95                0.37%                     0.89%                  1.05%                1.31%                  1.58%
      94                0.49%                     1.19%                  1.40%                1.75%                  2.10%
      93                0.61%                     1.49%                  1.75%                2.01%                  2.19%
      92                0.74%                     1.79%                  2.10%                2.42%                  2.63%
      91                0.86%                     2.08%                  2.45%                2.82%                  3.06%
      90                0.98%                     2.18%                  2.80%                3.22%                  3.50%
      89                1.03%                     2.36%                  2.95%                3.39%                  3.69%
      88                1.07%                     2.46%                  3.07%                3.51%                  3.81%
      87                1.11%                     2.54%                  3.18%                3.62%                  3.92%
      86                1.16%                     2.64%                  3.30%                3.74%                  4.04%
      85                1.26%                     2.88%                  3.60%                3.87%                  4.14%
      84                1.37%                     3.12%                  3.90%                4.19%                  4.49%
      83                1.47%                     3.36%                  4.20%                4.52%                  4.83%
      82                1.58%                     3.60%                  4.50%                4.84%                  5.18%
      81                1.68%                     3.84%                  4.80%                5.16%                  5.52%
      80                1.79%                     4.08%                  5.10%                5.48%                  5.87%
      79                1.89%                     4.32%                  5.40%                5.81%                  6.21%
      78                2.00%                     4.56%                  5.70%                6.13%                  6.56%
      77                2.10%                     4.80%                  6.00%                6.45%                  6.90%
      76                2.21%                     5.04%                  6.30%                6.77%                  7.25%
      75                2.31%                     5.28%                  6.60%                7.10%                  7.59%
      74                2.42%                     5.52%                  6.90%                7.42%                  7.94%
      73                2.52%                     5.76%                  7.20%                7.74%                  8.28%
      72                2.63%                     6.00%                  7.50%                8.06%                  8.63%
      71                2.73%                     6.24%                  7.80%                8.39%                  8.97%
      70                2.84%                     6.48%                  8.10%                8.71%                  9.32%
      69                2.94%                     6.72%                  8.40%                9.03%                  9.66%
      68                3.05%                     6.96%                  8.70%                9.35%                  10.00%
      67                3.15%                     7.20%                  9.00%                9.68%                  10.00%
      66                3.26%                     7.44%                  9.30%                10.00%                 10.00%
      65                3.36%                     7.68%                  9.60%                10.00%                 10.00%
      64                3.47%                     7.92%                  9.90%                10.00%                 10.00%
      63                3.50%                     8.00%                 10.00%                10.00%                 10.00%
      62                3.50%                     8.00%                 10.00%                10.00%                 10.00%
      61                3.50%                     8.00%                 10.00%                10.00%                 10.00%
      60                3.50%                     8.00%                 10.00%                10.00%                 10.00%
      59                3.50%                     8.00%                 10.00%                10.00%                 10.00%

------------------------------------------------------------------------------------------------------------------------------------

Note:  Calculations are subject to interpolation to the nearest 10th.

                                                            "Exhibit 1"


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